EXHIBIT 10.24

                           BOISE CASCADE CORPORATION
                         KEY EXECUTIVE PERFORMANCE PLAN

I.    1998 PAYOUT CRITERIA

                         PAYOUT AS A PERCENT OF SALARY

       Financial
      Improvement               CEO             SVP          VP
     ______________            ______          ______      ______

     ($152,336,667)              0.0%            0.0%        0.0%
     ($135,000,000)              2.3%            1.5%        1.2%
      $127,500,000             107.3%           69.0%       53.7%
      $215,000,000             119.0%           76.5%       59.5%
      $418,055,000             146.1%           93.9%       73.0%
      $418,055,001             157.7%          101.4%       78.9%
      $518,055,000             171.1%          110.0%       85.5%

o For Financial Improvement in excess of $518.1 million, the payout increases proportionally to the increase from $418.1 million to $518.1 million.

o The payout is interpolated on a straight line for Financial Improvement not shown in the table.

o Financial Improvement is measured by calculating the company's economic value added.

     Economic Value Added = Net Operating Profit Before Tax - Capital Charge

     Net Operating Profit
     Before Tax (NOPBT)*  = Income from operating assets
                            + Imputed interest of capitalized lease obligations + Increase (decrease) in LIFO reserve
                            - Amortization of restructuring losses

     * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

     Capital Charge       = Capital x 16%

     Capital**            = Operating Capital
                            + Imputed capital value of lease obligations
                            + Total LIFO reserve account
                            - Gain from the sale of assets
                            + Unamortized restructuring losses

     ** Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.   ALTERNATIVE PAYOUT

      An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1998 plan year under the company's Pape Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 35/24; SVP ratio = 45/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

      Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.


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                         BOISE CASCADE CORPORATION
                      KEY EXECUTIVE PERFORMANCE PLAN

I.    1999 PAYOUT CRITERIA

                         PAYOUT AS A PERCENT OF SALARY


       Financial
      Improvement               CEO              SVP         VP
     ______________            ______          ______      ______

     ($163,208,889)              0.0%            0.0%        0.0%
     ($150,000,000)              1.5%            1.0%        0.8%
      $150,000,000             106.5%           68.5%       53.3%
      $324,054,000             126.8%           81.5%       63.4%
      $324,054,001             138.5%           89.0%       69.3%
      $424,054,000             150.2%           96.5%       75.1%

o For Financial Improvement in excess of $424.1 million, the payout increases proportionally to the increase from $324.1 million to $424.1 million.

o The payout is interpolated on a straight line for Financial Improvement not shown in the table.

o Financial Improvement is measured by calculating the company's economic value added.

     Economic Value Added = Net Operating Profit Before Tax - Capital Charge

     Net Operating Profit
     Before Tax (NOPBT)*  = Income from operating assets
                            + Imputed interest of capitalized lease obligations + Increase (decrease) in LIFO reserve
                            - Amortization of restructuring losses

     * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

     Capital Charge       = Capital x 16%

     Capital**            = Operating Capital
                            + Imputed capital value of lease obligations
                            + Total LIFO reserve account
                            - Gain from the sale of assets
                            + Unamortized restructuring losses

     ** Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.


II.   ALTERNATIVE PAYOUT

      An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1999 plan year under the company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 35/24; SVP ratio = 45/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

      Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.